UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2017

VolitionRx Limited

(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1 Scotts Road #24-05 Shaw Centre Singapore 228208
(Address of principal executive offices and Zip Code)
+1 (646) 650-1351
(Registrant’s telephone number, including area code )

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

VOLITIONRX LIMITED

Form 8-K

Current Report

Item 1.01Entry into Material Definitive Agreements.

On September 20, 2017, VolitionRx Limited, a Delaware corporation (the “Company”), and Belgian Volition SPRL, a Belgian corporation (“Belgian Volition”) and wholly-owned subsidiary of the Company, entered into an unsecured loan agreement for an amount up to approximately US$1.2 million (€1.0 million) (the “Loan Agreement”) with SOFINEX, a Belgian public organization focused on the internationalization of Walloon companies (“SOFINEX”).

The proceeds of the Loan Agreement will be used to support the development of Belgian Volition’s U.S. subsidiary, Volition America, Inc. (“Volition America”). The Loan Agreement provides for a fixed annual interest rate of 4.50%, an approximate 7 year term, including a grace period for principal payments until December 31, 2019, with interest payable quarterly in arrears. Following the grace period, both interest and principal are payable on a quarterly basis.

Subject to certain conditions precedent, the Loan Agreement proceeds will be released by SOFINEX upon request of the Company and/or Belgian Volition in amounts of up to approximately US$298,000 (€250,000) per six month period until June 30, 2019, following a reciprocal cash payment by Belgian Volition to Volition America. No additional amounts will be disbursed after June 30, 2019. The Loan Agreement includes periodic reporting obligations by Volition and Belgian Volition as well as certain other covenants and conditions, and events of default permitting acceleration of the outstanding obligations by SOFINEX.

The foregoing summary of the Loan Agreement does not purport to summarize all terms and conditions thereof and is qualified in its entirety by reference to Exhibit 10.1 filed herewith.

Item 8.01Other Events.

On September 21, 2017, the Company issued a press release announcing the entering into of the unsecured Loan Agreement and highlighting the other significant loans and non-repayable grants received by Belgian Volition during the previous twelve months. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Unsecured Credit Agreement dated September 20, 2017 by and among VolitionRx Limited, Belgian Volition SPRL and SOFINEX (English translation of French original).
99.1	Press Release of VolitionRx Limited dated September 21, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED
Date: September 21, 2017	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Unsecured Credit Agreement dated September 20, 2017 by and among VolitionRx Limited, Belgian Volition SPRL and SOFINEX (English translation of French original).
99.1	Press Release of VolitionRx Limited dated September 21, 2017.